UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 1, 2005

Date of Report (Date of earliest event reported)

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1666 East Touhy Avenue Des Plaines, Illinois	60018
(Address of principal executive offices)	(Zip Code)

(847) 827-9666
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 1, 2005, Lawson Products, Inc. (“Lawson”) announced that it entered into a definitive agreement (the “Agreement”) to acquire the assets and operations of Rutland Tool & Supply Co., a California-based subsidiary of Airgas, Inc. Rutland Tool distributes metalworking tools, machine tools and related MRO (maintenance, repair and operations) supplies. Under the terms of the Agreement, Lawson will pay $15 million in cash. The closing date for the transaction is expected to be no later than December 1, 2005. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release issued by Lawson Products, Inc. on November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Dated: November 7, 2005	By:	/s/ Thomas J. Neri

Name: Thomas J. Neri
Title: Executive Vice President, Finance,
Planning and Corporate Development;
Chief Financial Officer; and Treasurer